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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


         Date of Report (Date of earliest event reported)      June 10, 1997


                      Essex Hospitality Associates IV L.P.
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             (Exact name of registrant as specified in its charter)


                                    New York
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                 (State or other jurisdiction of incorporation)


             33-96716                                      16-1485632
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      (Commission File Number)                 (IRS Employer Identification No.)


 100 Corporate Woods, Suite 300, Rochester, NY                         14623
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    (Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:              (716) 272-2300
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                    An exhibit index is presented on page 2.
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Item 2.  Acquisition or Disposition of Assets

On June 10, 1997, pursuant to two separate purchase agreements from unaffiliated individuals, one dated May 17, 1996 and the second dated May 18, 1996, Erie Hotel L.L.C. a New York limited liability corporation 99% owned by the Registrant and 1% owned by Essex Hotels L.L.C., (which is wholly-owned by the Registrant) purchased three adjacent parcels of undeveloped land consisting of approximately 2.5 acres located in Erie, Pennsylvania. The purchase prices, arrived at through arm's-length negotiation, were $290,000 and $361,000 for a total purchase price of $651,000 in cash, a portion of which was paid on or after execution of the purchase agreements and the balance of which was paid at closing.

There were no material relationships between the sellers and the Registrant, or any of its affiliates, officers, directors or any associates of its officers or directors. The cash for the acquisition was obtained from the proceeds of closings of the public offering of the Registrant.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

(a) The acquisition relates to the purchase of raw land which is to be developed by the Partnership. Accordingly, no financial statements with respect to real estate operations are required.

(c)      Exhibits

         2-1 Real Estate Purchase Contract and extension amendments dated as of May 17, 1996 between Essex Partners Inc. and Richard E. and May L. Hess.

         2-2 Real Estate Purchase Contract and extension amendments dated as of May 18, 1996 between Essex Partners Inc. and David A. Kellogg.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ESSEX HOSPITALITY ASSOCIATES IV L.P.
                                             (Registrant)

Dated:       June 23, 1997             By:        /s/ Lorrie L. LoFaso
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                                                      Lorrie L. LoFaso
                                                      Vice President
                                                      Essex Partners Inc.
                                                      (Managing General Partner)


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